UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 13, 2008

PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware	000-24985	91-2118007
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

c/o PacificNet Inc.
23/F, Tower A, TimeCourt, No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
 (Address of Principal Executive Offices) (Zip Code)

011-852-2876-2900
 (Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 13, 2008, PacificNet Inc. (NASDAQ: PACT) (the “Company” or “PacificNet”), issued a press release, attached to this Current Report on Form 8–K as Exhibit 99.1, reporting that the Company received a letter on June 13, 2008 (the “Deficiency Letter”), from The Nasdaq Stock Market indicating that the Staff has determined that the Company's stockholders' equity does not comply with the minimum $10,000,000 stockholders' equity requirement for continued listing on The NASDAQ Global Market set forth in Marketplace Rule 4450(a)(3). PacificNet plans to submit its plan to regain compliance shortly.

The Company may present its views with respect to the deficiency reflected in the Deficiency Letter in writing to the Panel no later than June 20, 2008.  In the event the Company fails to address the deficiency reflected in the Deficiency Letter, the Panel will consider the record as presented at the hearing and will make its determination with respect to continued listing of the Company’s securities based upon that information.  There can be no assurance that the Panel will grant the Company’s request for continued listing.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1.

Safe Harbor Statement

This Company's announcement contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, fluctuations in quarterly operating results and PacificNet’s ability to maintain its continued listing on Nasdaq. Further information regarding these and other risks is included in PacificNet's Form 10-Q and 10-K and other filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1 Press release dated June 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC.

By: /s/ Victor Tong
Name: Victor Tong
Title:    President

Dated: June 20, 2008

EXHIBIT INDEX

Exhibit No.                                                                                     Description

99.1                                        Press Release of PacificNet Inc. dated June 13, 2008.